EX-99.h.1.i

AMENDED AND RESTATED

SCHEDULE A

IVY FUNDS

SHAREHOLDER SERVICES AGREEMENT

APPLICABLE SERIES

AS OF DECEMBER 1, 2025

Nomura Asset Strategy Fund (formerly, Macquarie Asset Strategy Fund)	Effective as of June 24, 2022
Nomura Balanced Fund (formerly, Macquarie Balanced Fund)	Effective as of June 24, 2022
Nomura Core Equity Fund (formerly, Macquarie Core Equity Fund)	Effective as of June 24, 2022
Nomura Climate Solutions Fund (formerly, Macquarie Climate Solutions Fund)	Effective as of June 24, 2022
Nomura Global Bond Fund (formerly, Macquarie Global Bond Fund)	Effective as of June 24, 2022
Nomura Global Growth Fund (formerly, Macquarie Global Growth Fund)	Effective as of June 24, 2022
Nomura High Income Fund (formerly, Macquarie High Income Fund)	Effective as of June 24, 2022
Nomura International Core Equity Fund (formerly, Macquarie International Core Equity Fund)	Effective as of June 24, 2022
Nomura Large Cap Growth Fund (formerly, Macquarie Large Cap Growth Fund)	Effective as of June 24, 2022
Nomura Mid Cap Growth Fund (formerly, Macquarie Mid Cap Growth Fund)	Effective as of June 24, 2022
Nomura Mid Cap Income Opportunities Fund (formerly, Macquarie Mid Cap Income Opportunities Fund)	Effective as of June 24, 2022
Nomura Natural Resources Fund (formerly, Macquarie Natural Resources Fund)	Effective as of June 24, 2022
Nomura Science and Technology Fund (formerly, Macquarie Science and Technology Fund)	Effective as of June 24, 2022
Nomura Real Estate Securities Fund (formerly, Macquarie Real Estate Securities Fund)	Effective as of June 24, 2022
Nomura Small Cap Growth Fund (formerly, Macquarie Small Cap Growth Fund)	Effective as of June 24, 2022
Nomura Smid Cap Core Fund (formerly, Macquarie Smid Cap Core Fund)	Effective as of June 24, 2022
Nomura Systematic Emerging Markets Equity Fund (formerly, Macquarie Systematic Emerging Markets Equity Fund)	Effective as of June 24, 2022

AGREED AND ACCEPTED:

DELAWARE INVESTMENTS FUND SERVICE COMPANY		IVY FUNDS for its series set forth in this Schedule A

By:	/s/ Richard Salus	By:	/s/ Shawn K. Lytle
Name:	Richard Salus	Name:	Shawn K. Lytle
Title:	SVP/Global Head of Fund Services/	Title:	President/Senior Managing Director
Managing Director